OPINION OF COUNSEL, JODY M. WALKER


           [JODY M. WALKER - LETTERHEAD]



December 13, 2002


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

Re:      Advanced ID Corporation
         Form S-8 Registration Statement
         OPINION OF COUNSEL


Ladies and Gentlemen:

            OPINION OF COUNSEL


I have acted as counsel to Advanced ID Corporation
in connection with the preparation and filing of a
Registration Statement on Form S-8.    The
registration statement covers the registration
under the Securities Act of 1933, as amended, of
3,500,000 shares of Advanced ID's common stock,
$.001 par value per share, pursuant to Advanced
ID's employee and consultant benefit plan entitled
the "2002 Professional/Employee/Consultant Stock
Compensation Plan," adopted by the board of
directors of Advanced ID on October 29, 2002.   I
have examined the registration statement, Advanced
ID's articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares will be issued as set forth in the 2002 Plan and registration statement, at a time when effective, and that Advanced ID will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the shares may be sold, I am of the opinion that, upon proper and legal issuance of the common shares according the registration statement and receipt of the consideration to be paid for the shares, the common shares will be validly issued, fully paid and nonassessable shares

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U.S. Securities and Exchange Commission
December 13, 2002
Page 2


of common stock of Advanced ID. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the registration statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Advanced ID in respect to any matter which comes to our attention hereafter.



              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,



/s/ Jody M. Walker
-------------------
Jody M. Walker

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